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                                                      Exhibit C

              NEW ENGLAND ELECTRIC RESOURCES, INC.
                    Statement of Cash Flows
           For the Twelve Months Ended March 31, 1997
               (Unaudited, Subject to Adjustment)
                     (thousands of dollars)

Operating Activities:
 Net loss                                                       $(4,111)
 Adjustments to reconcile net loss to
   net cash provided by operating
   activities:
   Deferred income taxes                                           (127)
   (Increase)/decrease in tax benefit receivable                     12
   (Increase)/decrease in accounts receivable                       471
   Increase/(decrease) in accounts payable                          195
   Increase/(decrease) in tax collection payable                      1
   (Increase)/decrease in deferred charges and
      other assets                                                   50
                                                            -----------
Net cash used in operating activities                           $(4,451)
                                                            ===========
Investing Activities:

   Investment in Monitoring Technologies, Inc.                   $ (475)
                                                             ----------
Net cash used in investing activities                            $ (475)
                                                            ===========

Financing Activities:
 Subordinated notes payable to parent-issues                     $4,950
                                                            -----------
Net cash provided by financing activities                        $4,950
                                                            ===========
Net increase/(decrease) in cash and cash
 equivalents                                                     $   24
Cash and cash equivalents at beginning of period                     19
                                                            -----------
Cash and cash equivalents at end of period                       $   43
                                                            ===========